As filed with the Securities and Exchange Commission on March 24, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
LOGMEIN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 Unicorn Park Drive Woburn, Massachusetts (Address of Principal Executive Offices)	01801 (Zip Code)
2009 Stock Incentive Plan
(Full Title of the Plan)
Michael K. Simon
Chairman, President and Chief Executive Officer
LogMeIn, Inc.
500 Unicorn Park Drive
Woburn, Massachusetts 01801
(Name and Address of Agent For Service)
(781) 638-9050
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
Title of		Maximum		Maximum
Securities to be	Amount to be	Offering Price Per		Aggregate Offering	Amount of
Registered	Registered(1)	Share		Price	Registration Fee
Common Stock, $0.01 par value per share	448,976 shares	$19.79	(2)	$8,885,235	$634.00

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low sale prices of the registrant’s Common Stock on The NASDAQ Global Market on March 19, 2010.

STATEMENT OF INCORPORATIONS BY REFERENCE.
     This registration statement on Form S-8 is filed to register the offer and sale of an additional 448,976 shares of the Registrant’s common stock, $.01 par value per share, to be issued under the Registrant’s 2009 Stock Incentive Plan. This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-162664 (filed with the Securities and Exchange Commission on October 26, 2009).
     Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on this 24th day of March, 2010.

LOGMEIN, INC.
By:	/s/ Michael K. Simon
Michael K. Simon
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of LogMeIn, Inc., hereby severally constitute and appoint Michael K. Simon, James F. Kelliher and Michael J. Donahue, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LogMeIn, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael K. Simon Michael K. Simon	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2010

/s/ James F. Kelliher James F. Kelliher	Chief Financial Officer (Principal Accounting and Financial Officer)	March 24, 2010

/s/ David E. Barrett	Director	March 24, 2010
David E. Barrett

/s/ Steven J. Benson	Director	March 24, 2010
Steven J. Benson

/s/ Kenneth D. Cron	Director	March 24, 2010
Kenneth D. Cron

Signature	Title	Date

/s/ Edwin J. Gillis	Director	March 24, 2010
Edwin J. Gillis

/s/ Irfan Salim	Director	March 24, 2010
Irfan Salim

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(1)	Amended and Restated By-Laws of the Registrant

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Deloitte & Touche LLP

24	Power of attorney (included on the signature pages of this registration statement)

99(1)	2009 Stock Incentive Plan

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148620) and incorporated herein by reference.